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                                                                    EXHIBIT 23.1




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference into the Registration Statements on Form S-8 and S-3 of our report dated November 19, 1999 (except for
Note 5, as to which the date is January 13, 2000) with respect to the consolidated financial statements of Worldwide Xceed Group, Inc. (formerly X-Ceed, Inc. and Subsidiaries) included in the Company's Annual Report on Form 10-K for the year ended August 31, 2000.



                              /s/ Holtz Rubenstein & Co., LLP
                              HOLTZ RUBENSTEIN & CO., LLP


Melville, New York
November 15, 2000